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Exhibit 21.1 - Subsidiaries of Small Business Issuer

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                                      State of Incorporation or           Name Under Which Business is
Subsidiary Name                       Jurisdiction                        Conducted
------------------------------------- ----------------------------------- -----------------------------------

GraphOn NES Sub LLC                   California                          GraphOn Corporation
------------------------------------- ----------------------------------- -----------------------------------

GraphOn Research Labs Limited         Israel                              GraphOn Research Labs Limited
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